SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 24, 2009

CROSS CANYON ENERGY CORP.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-51710	56-2458730
State of Incorporation	Commission File Number	IRS Employer I.D. Number

6630 Cypresswood Drive, Suite 200, Spring, Texas 77379
Address of Principal Executive Offices

Registrant’s telephone number: (832) 559-6060

ABC Funding, Inc.

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.  below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                            Amendments to Articles of Incorporation or By-laws. Change in Fiscal Year.

Effective March 24, 2009, ABC Funding, Inc., a Nevada corporation (the “Company”), amended its Articles of Incorporation (the “Charter Amendment”) to:

•	Change the name of the Company to “Cross Canyon Energy Corp.”; and

•	Increase the number of authorized shares of common stock, par value $.001 per share, from 24 million to 149 million shares.

A copy of the Certificate of Amendment filed with the Secretary of State of the State of Nevada giving effect to the Charter Amendment is attached hereto as Exhibit 3.1.1.

The Charter Amendment was authorized by the written consent of record holders of 14,151,000 shares of the Company’s common stock, representing 60.6% of the aggregate issued and outstanding shares of common stock as of January 29, 2009 (the “Record Date”).

On March 3, 2009 in accordance with the securities laws, the Company filed with the Securities and Exchange Commission (“SEC”) and mailed to the stockholders of record on the Record Date a definitive Information Statement on Schedule 14C (the “Information Statement”), together with a copy of the Certificate of Amendment, disclosing such consent and providing material information regarding the Charter Amendment.

In connection with the name change, the Company has made application to the OTC Bulletin Board, on which automated system its common stock is currently traded, for a new symbol.  No new trading symbol has been assigned as of this date and, until such time as a new trading symbol is assigned, the Company will continue to trade on the OTCBB under its existing symbol of “AFDG”.

As disclosed in the Information Statement, the Charter Amendment was necessary, in part, to provide a sufficient number of shares of the Company’s common stock to issue with respect to the conversion, exercise and exchange, as the case may be, of outstanding securities issued or granted by the Company in prior transactions, the conversion, exercise and exchange of which was made subject in each instance to the effectiveness of the Charter Amendment.

Accordingly, upon the effectiveness of the Charter Amendment:

•
all issued and outstanding shares of the Company’s Series A, B, D and E Preferred Stock automatically converted into an aggregate of 21,911,854 shares of the Company’s common stock in accordance with the terms of the respective Certificates of Designation filed with the State of Nevada governing such shares of preferred stock;

•
outstanding warrants issued on September 2, 2008 to purchase up to 24,199,996 and 3,225,000 shares of the Company’s common stock at an exercise price of $0.35 and $0.33 per share, respectively, became exercisable;

•
an aggregate of 3,375,000 shares of restricted stock previously awarded to the Company’s three executive officers and subject to a two-year vesting schedule, vested with respect to the initial one third of such restricted stock awards, or 1,125,000 restricted shares in the aggregate; and

•
options previously granted to the Company’s three executive officers to purchase up to an aggregate 3,625,000 shares of the Company’s common stock, at various exercise prices and subject to a two-year vesting schedule, vested as to one third of the underlying shares, or approximately 1,208,333 shares in the aggregate.

All of the transactions pursuant to which the foregoing overlying Company securities were issued, awarded or granted, as the case may be, were duly authorized and previously disclosed in our public filings with the SEC.

Item 9.01                      Financial Statements and Exhibits.

(c)  Exhibits

Exhibit No.                            Description of Exhibit

3.1.1              Certificate of Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cross Canyon Energy Corp.

March 27, 2009	By:	/s/ Carl A. Chase
Carl A. Chase
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.  Description of Exhibit

3.1.1              Certificate of Amendment to Articles of Incorporation